SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 7, 2003

(Date of Report)

EXPEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-27429	91-1996083

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005

(Address of Principal Executive Offices, including Zip Code)

(425) 564-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Corrected Exhibit 5 to Press Release issued February 5, 2003.

Item 9.    Regulation FD Disclosure

Expedia, Inc. is correcting the number of fourth quarter 2002 unique purchasing customers that it reported in its Exhibit 5 to the press release reporting fourth quarter financial results issued on Feb. 5, 2003, which has the effect of changing the fourth quarter conversion rate, as well as the year-over-year changes in those numbers. The number of unique purchasing customers was changed to 2.36 million from 2.23 million, and the conversion rate was changed to 7.2% from 6.8%. A copy of this corrected Exhibit 5 appearing in Exhibit 99.1 is furnished and not filed pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

	By:	/S/ GREGORY S. STANGER

Date: March 7, 2003	Gregory S. Stanger Senior Vice President Chief Financial Officer

Exhibits

99.1	Corrected Exhibit 5 to Press Release issued February 5, 2003.